Exhibit 5.1

1100 ONEOK Plaza 100 West Fifth Street Tulsa, Oklahoma 74103-4217 Telephone (918) 595-4800 Fax (918) 595-4990 www.gablelaw.com		Fifteenth Floor One Leadership Square 211 North Robinson Oklahoma City, OK 73102-7101 Telephone (405) 235-5500 Fax (405) 235-2875
April 4, 2017

Unit Corporation
8200 South Unit Drive
Tulsa, Oklahoma 74132

Ladies and Gentlemen:
We have acted as special counsel to Unit Corporation, a Delaware corporation (the “Company”), in connection with the proposed issuance and sale from time to time by the Company of its common stock, $0.20 par value per share, in an amount having an aggregate offering price of up to $100,000,000 (the “Shares”) pursuant to the distribution agreement dated April 4, 2017 (the “Distribution Agreement”) between the Company and Raymond James & Associates, Inc. (the “Agent”). The Shares are to be issued pursuant to the Registration Statement on Form S-3 under the Securities Act of 1933, as amended (the “Act”), initially filed with the U.S. Securities and Exchange Commission (the “Commission”) on March 24, 2015, as amended by the Post-Effective Amendment No. 1 filed February 2, 2016 and by the Post-Effective Amendment No. 2 filed March 3, 2016, and declared effective by the Commission on March 25, 2016 (as so amended, the “Registration Statement”), the base prospectus included in the Registration Statement (the “Base Prospectus”), and the prospectus supplement to be filed with the Commission pursuant to Rule 424(b) of the rules and regulations of the Act (the “Prospectus Supplement” and together with the Base Prospectus, the “Prospectus”). This opinion is being furnished in connection with the requirements of Item 601(b)(5) of Regulation S-K under the Act, and no opinion is expressed herein as to any matter pertaining to the contents of the Registration Statement or the Prospectus, other than as expressly stated herein with respect to the issuance of the Shares.
As such counsel, we have examined originals or copies of the Distribution Agreement, the Registration Statement, the Prospectus, the Company’s Restated Certificate of Incorporation, as amended, the Company’s By-laws, as amended and restated, and other records, documents, certificates, memoranda and instruments as in our judgment are necessary or appropriate to enable us to render the opinion expressed below. With your consent, we have relied upon certificates and other assurances of officers of the Company and others as to factual matters without having independently verified such factual matters.

Unit Corporation
April 4, 2017

In rendering the opinion expressed below, we have assumed without verification the genuineness of all signatures, the legal capacity of all natural persons, the authenticity of all documents supplied to us as originals, the conformity to the originals of all documents supplied to us as copies and the authenticity of the originals of such copies. We have also assumed that all Shares will be issued and sold in the manner stated in the Registration Statement and the Prospectus.
Based upon the foregoing, and subject to the limitations and assumptions set forth herein, we are of the opinion that the Shares, when issued and delivered against payment therefor in accordance with the terms of the Distribution Agreement, will be validly issued, fully paid and non-assessable.
We express no opinion other than as to the Delaware General Corporation Law, as amended, and we express no opinion as to the effect of the laws of any other jurisdiction.
We consent to your filing this opinion as an exhibit to the Company’s Current Report on Form 8-K being filed on the date hereof and incorporated by reference into the Registration Statement. In giving this consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission thereunder. This opinion is expressed as of the date hereof, and we disclaim any undertaking to advise you of any subsequent changes of the facts stated or assumed herein or any subsequent changes in applicable law.

Yours very truly,
/s/ GableGotwals